UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
January 13, 2023	0-17449

PROCYON CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

164 DOUGLAS ROAD EAST OLDSMAR, FL 34677
(727) 447-2998
(Address of principal executive
offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5. OTHER INFORMATION

Item 5.07         Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders for fiscal 2023 on Tuesday, January 10, 2023, at 4:00 p.m. EST. The following matters were considered and approved by the shareholders:

The following seven directors were elected to hold office for one-year terms or until their successors are elected and qualified:

	Votes For	Votes Against or Withheld	Non-Votes	Total Votes
Regina W. Anderson	4,127,940	7,501	621,885	4,757,326
James B. Anderson	4,127,940	7,501	621,885	4,757,326
Justice W. Anderson	4,127,940	7,501	621,885	4,757,326
Steven McComas	4,127,940	7,501	621,885	4,757,326
Monica L McCullough	4,127,940	7,501	621,885	4,757,326
Fred W. Suggs, Jr.	4,127,940	7,501	621,885	4,757,326
Joseph R. Treshler	4,127,940	7,501	621,885	4,757,326

Pursuant to the following vote, the appointment of Ferlita, Walsh, Gonzalez and Rodriguez, P.A. as our independent certified public accountants for the 2023 fiscal year, was ratified:

Votes For	Votes Against	Votes Abstaining	Total Votes
4,733,225	1	100	4,733,326

Pursuant to the following vote, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Procyon Corporation Proxy Statement, was approved:

Votes For Votes Against Votes Abstaining Total Votes 4,492,012 182,000 3,000 4,677,012

Votes For	Votes Against	Votes Abstaining	Total Votes
4,059,040	61,801	1,100	4,121,941

Pursuant to the following vote, on an advisory basis, the preferred frequency of shareholder advisory votes on the compensation of Procyon Corporation’s named executive officers;

Votes 1 Year	Votes 2 Years	Votes 3 Years	Votes Abstaining
164,911	0	3,929,930	27,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2023	Procyon Corporation By: /s/ Justice W. Anderson Justice W. Anderson, Chief Executive Officer